Exhibit 10.2

February 7, 2023

To: Investors identified on the signature pages hereto

Re:	Common Stock Purchase Warrants in Designated Subsidiaries

Ladies and Gentlemen:

This letter agreement (the “Letter Agreement”) is by and between Fortress Biotech, Inc. (the “Company”), and the investors identified on the signature pages hereto (the “Investors”) and collectively the (“Parties”). Reference is made to that certain Securities Purchase Agreement, dated February 7, 2023 (the “Securities Purchase Agreement”), in which the Investors are purchasing from the Company shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”). Concurrently with the purchase of the Common Stock, the parties have agreed that the Investors will receive rights to acquire warrants to purchase certain common stock in the Designated Subsidiaries (as defined below), to the extent and as limited by the below agreements.

1.Designated Subsidiaries

a. The Company may in the future arrange for the consummation of a CDT between a third-party, unaffiliated licensor/seller, on the one hand, and, on the other hand, either one or more of the entities identified on Schedule A attached hereto or one or more new subsidiaries incorporated by the Company after the date of this Letter Agreement for purposes of acquiring a Product Candidate as part of a CDT (collectively, the “Designated Subsidiaries”). As used in this Letter Agreement, “CDT” or “Corporate Development Transaction” means the first (and only the first) acquisition, designated as such by the Company in its sole discretion, by a given Designated Subsidiary of intellectual property rights (via license, asset purchase, stock purchase, merger or otherwise) pertaining to a biopharmaceutical technology, product, product candidate, medical device or compound (a “Product Candidate”). Notwithstanding any other provision contained herein, for purposes of this Letter Agreement in no event will more than one CDT be deemed to have occurred with respect to any given Designated Subsidiary.

b.In exchange for the consideration remunerable pursuant to the Securities Purchase Agreement, but expressly conditioned on approval by the Company’s stockholders as described below, the Company will provide rights to the Investors to cause each such Designated Subsidiary to issue to the Investors common stock purchase warrants at an Exercise Price equal to the Fair Market Value (as defined in each Warrant) of one Designated Subsidiary Share on the date of issuance (each, a “Warrant” and collectively the “Warrants”, in each case in the form attached hereto as Exhibit A) to purchase shares of common stock of each Designated Subsidiary equal to the Aggregate Warrant Percentage of the total issued and outstanding shares of common stock of that Designated Subsidiary (the “Designated Subsidiary Shares”), determined on an issued and outstanding, as-converted into common stock basis, as of the date of this Letter Agreement for existing Designated Subsidiaries or as of the date of incorporation (the date the articles of incorporation or applicable documents are filed with the secretary of state or similar government body) for Designated Subsidiaries that are incorporated after the date of this Letter Agreement. Any holder of the Warrants also will have the right to exercise its Warrants on a cashless basis. As used herein, the “Aggregate Warrant Percentage” shall mean a maximum of five percent (5%), in the event the total aggregate purchase price under the Securities Purchase Agreement across all Investors is twenty million dollars ($20,000,000) or greater, or such lower percentage bearing relation to such total aggregate purchase price (e.g., 2.5% if the total investment is $10 million); for the avoidance of doubt, in no event will the Aggregate Warrant Percentage exceed five percent (5%). For each Investor under the Securities Purchase Agreement, each such Investor shall be entitled to a Warrant to purchase only up to their pro-rata share of the Aggregate Warrant Percentage in the Designated Subsidiary Shares calculated as follows: the total purchase price paid by such Investor for the Common Stock purchased under the Securities Purchase Agreement, divided by the total aggregate purchase price paid by all Investors for the Common Stock purchased under the Securities Purchase Agreement, and then multiplying the resulting fraction by 5%. By way of example: (1) in the event the total aggregate purchase price of Common Stock sold to all Investors under the Securities Purchase Agreement is $20,000,000 and an Investor purchases $5,000,000 of Common Stock, the Aggregate Warrant Percentage is 5%, and the resulting fraction of one-fourth (¼) entitles the Investor to receive Warrants to purchase 1.25% of the Common Stock of each Designated Subsidiary or (2) in the event the total aggregate purchase price of Common Stock sold to all Investors under the Securities Purchase Agreement is $10,000,000 and an Investor purchases $5,000,000 of Common Stock, the Aggregate Warrant Percentage is 2.5%, and the resulting fraction of one-half (1/2) entitles the Investor to receive Warrants to purchase 1.25% of Common Stock of each Designated Subsidiary.

c. The issuance of the rights and Warrants described herein are expressly conditioned on the approval by the Company’s stockholders to the extent required by Nasdaq Listing Rule 5635. The Company agrees to use commercially reasonable efforts to submit the issuance of the rights and Warrants described herein to any required vote of the Company’s stockholders at a special meeting of stockholders called for this purpose, or, if a quorum is not established at such meeting, at the Company’s next annual meeting of stockholders. The Company does not guarantee that applicable regulatory authorities, including the Securities and Exchange Commission (the “SEC”) or Nasdaq, will permit the submission of this matter to a vote of stockholders, or that, if properly submitted, the matter will be approved by stockholders. If stockholder approval is required, in the event that applicable regulatory authorities, including the SEC and/or Nasdaq, do not permit the submission of this matter to a vote of stockholders, or the stockholders reject such matter at a duly called meeting, this Letter Agreement shall terminate, and no Warrants (or rights to acquire them) will be issued, with no further obligations owed by the Company.

d.Each Warrant will be exercisable with respect to a given Designated Subsidiary that has consummated a CDT prior to the five-year period mentioned in Section 1(e) below for a period of ten (10) years from the issuance date of the Warrant. The issuance of the Warrants will occur immediately following the consummation of a CDT and the subsequent establishment by the Company of the Fair Market Value of the Designated Subsidiary Shares as of the date of the consummation of the CDT, which Fair Market Value determination shall be made by the Company in its sole discretion as soon as practicable following the consummation of a CDT and be binding upon all Parties. The Company will notify the Investors in writing at the time of each such CDT consummation and Fair Market Value determination for the Designated Subsidiary Shares is made for each Designated Subsidary.

e. Notwithstanding the foregoing or any other provision herein, once twenty (20) of the Designated Subsidiaries have consummated CDTs, or five (5) years have elapsed from the date of this Letter Agreement, whichever is sooner, rights to future Warrants shall immediately be extinguished and canceled, and the Investors shall have no further rights to acquire new Warrants other than any Warrants that have been previously issued. For clarity, in each case subject to the other provisions of this Letter Agreement, (1) all the Investors may obtain up to the Aggregate Warrant Percentage of the total outstanding shares in an aggregate of twenty (20) Designated Subsidiaries that have consummated a CDT, at which point all remaining rights to acquire Warrants will be terminated, and (2) the Company retains sole discretion whether to arrange for a CDT (thereby incurring the obligation to issue Warrants, and therefore Designated Subsidiary Shares upon a Warrant exercise, subject to the limitations herein) or whether instead to arrange for the acquisition of a Product Candidate directly or by a separate, existing subsidiary or partner of the Company in a non-CDT transaction (i.e., not a Designated Subsidiary), which latter arrangement will, for the avoidance of doubt, not result in any Warrant issuance or other obligation whatsoever hereunder. In the event of any dispute between the Investors and the Company regarding the characterization of any given transaction as a CDT or non-CDT transaction, the Company’s reasonable determination shall be binding upon all Parties.

f. The number of Designated Subsidiary Shares issuable upon exercise of the Warrants is subject to adjustment as provided for in the Warrant. Each Investor acknowledges that in addition to adjustments as provided for in the Warrant, the Investor’s percentage ownership of the Designated Subsidiaries through the exercise of Warrants for Designated Subsidiary Shares will be subject to dilution over time, pursuant to various types of potential issuances, including without limitation issuances to employees, officers, directors, consultants, licensors, investors, the Company and/or others pursuant to stock award agreements or intercompany agreements and arrangements entered into and existing between the Company and its subsidiaries (including those agreements and arrangements described in the Company’s public filings); each Investor specifically acknowledges that such issuances may occur before, concurrently with or following consummation of a CDT and the Fair Market Value determination of a Subsidary Share is made.

g.The rights granted hereunder, and any Warrants issued, are non-transferable. Notwithstanding any other provision of this Letter Agreement, each Investor covenants that any Designated Subsidiary Shares acquired by it pursuant to this Letter Agreement or the Warrants may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Designated Subsidiary Shares other than (1) pursuant to an effective registration statement or (2) pursuant to Rule 144 (provided that the transferor provides reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such Designated Subsidiary Shares may be sold pursuant to such rule), the transfer agent for the Designated Subsidiary Shares may require the transferor thereof to provide, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the transfer agent, the form and substance of which opinion shall be reasonably satisfactory to the transfer agent, to the effect that such transfer does not require registration of such transferred Designated Subsidiary Shares under the Securities Act.

h. Certificates representing the shares of the Designated Subsidiary Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Designated Subsidiary Shares held in book-entry form, the transfer agent will record such a legend or other notation on the share register), until such time as they are not required under applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES

UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED.

2.Miscellaneous

a.At the time each Investor was offered the rights to acquire Warrants, such Investor represents and warrants that it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Each Investor acknowledges that it is not purchasing the securities offered herein as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Investor, any other general solicitation or general advertisement.

b.All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Letter Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Letter Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Letter Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Letter Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

c.The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Investor without the prior written consent of the Company.

d.No delay or omission to exercise any right, power or remedy accruing to the Parties to this Letter Agreement, upon any breach or default of the other party under this Letter Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Letter Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

e.This Letter Agreement may be executed with counterpart signature pages or in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. If any provision of this Letter Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Letter Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Letter Agreement.

f.All notices required or permitted hereunder shall be in writing and delivered to the Company and the Investor as set forth below, and shall be deemed effectively given, as set forth in the Securities Purchase Agreement.

Fortress Biotech, Inc.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154
Telephone: 782.652.4500
Attention: Sam Berry, Esq., General Counsel
E-Mail: sberry@fortressbiotech.com

With a copy to (for informational purposes only):

McGuireWoods LLP
201 North Tryon St., Suite 3000
Charlotte, North Carolina 28202
Telephone: (704) 343.2275
Attention: Rakesh Gopalan, Esq.
E-Mail: rgopalan@mcguirewoods.com

Investors: to the address set forth in the applicable Securities Purchase Agreement.

g.Any term of this Letter Agreement may be amended, and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.

[Signature page follows]

Very truly yours,

Fortress Biotech, Inc.

By:
Name:	Lindsay A. Rosenwald
Title:	President and CEO

[Acceptance Page Follows]

Each of the undersigned hereby accepts the rights and obligations set forth in the Letter Agreement to which this Acceptance is attached, and agrees to the terms set forth therein as of February 7, 2023.

AGREED and ACCEPTED:

[ ]

By:
Name:
Title:

cc (via email): Samuel Berry, Esq., General Counsel and Secretary

Exhibit A

Form of Warrant

(To be attached.)

Schedule A

●FBIO Acquisition Corp. IX (Delaware)	●FBIO Acquisition Corp. XXXVII (Delaware)
●FBIO Acquisition Corp. X (Delaware)	●FBIO Acquisition Corp. XXXVIII (Delaware)
●FBIO Acquisition Corp. XI (Delaware)	●FBIO Acquisition Corp. XXXIX (Delaware)
●FBIO Acquisition Corp. XII (Delaware)	●FBIO Acquisition Corp. XL (Delaware)
●FBIO Acquisition Corp. XIII (Delaware)	●FBIO Acquisition Corp. XLI (Delaware)
●FBIO Acquisition Corp. XIV (Delaware)	●FBIO Acquisition Corp. XLII (Delaware)
●FBIO Acquisition Corp. XV (Delaware)	●FBIO Acquisition Corp. XLIII (Delaware)
●FBIO Acquisition Corp. XVI (Delaware)	●FBIO Acquisition Corp. XLIV (Delaware)
●FBIO Acquisition Corp. XVII (Delaware)	●FBIO Acquisition Corp. XLV (Delaware)
●FBIO Acquisition Corp. XVIII (Delaware)	●FBIO Acquisition Corp. XLVI (Delaware
●FBIO Acquisition Corp. XIX (Delaware)	●FBIO Acquisition Corp. XLVII (Delaware)
●FBIO Acquisition Corp. XX (Delaware)	●FBIO Acquisition Corp. XLVIII (Delaware)
●FBIO Acquisition Corp. XXI (Delaware)	●FBIO Acquisition Corp. XLIX (Delaware)
●FBIO Acquisition Corp. XXII (Delaware)	●FBIO Acquisition Corp. L (Delaware)
●FBIO Acquisition Corp. XXIII (Delaware)	●FBIO Acquisition Corp. LI (Delaware)
●FBIO Acquisition Corp. XXIV (Delaware)	●FBIO Acquisition Corp. LII (Delaware)
●FBIO Acquisition Corp. XXV (Delaware)	●FBIO Acquisition Corp. LIII (Delaware)
●FBIO Acquisition Corp. XXVI (Delaware)	●FBIO Acquisition Corp. LIV (Delaware)
●FBIO Acquisition Corp. XXVII (Delaware)	●FBIO Acquisition Corp. LV (Delaware)
●FBIO Acquisition Corp. XXVIII (Delaware)	●FBIO Acquisition Corp. LVI (Delaware)
●FBIO Acquisition Corp. XXIX (Delaware)	●FBIO Acquisition Corp. LVII (Delaware)
●FBIO Acquisition Corp. XXX (Delaware	●FBIO Acquisition Corp. LVIII (Delaware)
●FBIO Acquisition Corp. XXXI (Delaware)	●FBIO Acquisition Corp. LVIII (Delaware)
●FBIO Acquisition Corp. XXXII (Delaware)	●FBIO Acquisition Corp. LIX (Delaware)
●FBIO Acquisition Corp. XXXIII (Delaware)	●FBIO Acquisition Corp. LX (Delaware)
●FBIO Acquisition Corp. XXXIV (Delaware)
●FBIO Acquisition Corp. XXXV (Delaware)
●FBIO Acquisition Corp. XXXVI (Delaware)